Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

HAIN CELESTIAL REPORTS RECORD RESULTS

FOR THIRD QUARTER FISCAL YEAR 2012

Net Sales Increase 31.5% to a Record Level

Record GAAP Net Income Increases 43.7% to $24.1 Million

Record GAAP Diluted EPS Increases 36.8% to $0.52

Adjusted Diluted EPS Increases 50.0% to $0.54

Raises Fiscal Year 2012 EPS Guidance

Adjusts Sales Guidance to Reflect Discontinued Operations

Melville, NY, May 3, 2012—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported record results for the third quarter ended March 31, 2012.

Record Performance Highlights

▪	Record net sales up 31.5% over the comparable period in fiscal year 2011
▪	Record GAAP net income up 43.7%; adjusted net income up 53.6%
▪	Record GAAP operating income increased 31.7%; adjusted operating income increased 42.0%
▪	Record GAAP diluted EPS of $0.52; adjusted diluted EPS of $0.54
▪	Record adjusted EBITDA increased 32.8% to $51.6 million compared to $38.8 million in the prior year third quarter
▪	Operating free cash flow improved by 30.1%, reaching $79.3 million for the 12 months ended March 31, 2012 compared to $61.0 million for the 12 months ended March 31, 2011

“Our natural and organic products continue to resonate with consumers both domestically and internationally, outpacing the trends of conventional consumer packaged goods companies. Our focused execution drove robust top line sales and profitability across various classes of trade, led by natural and organic food retailers and followed by other retailers as consumers continue to seek out our natural and organic products,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We are delivering on our core strategies of profitable growth, expanding net income margin, leveraging our acquisitions with improved efficiencies and increasing operating free cash flow—all providing a solid foundation for sustainable long-term growth for the Company.”

Net sales in the third quarter of fiscal year 2012 increased 31.5% to $379.4 million as compared to net sales of $288.4 million in the third quarter of fiscal year 2011. This year’s third quarter net sales of $379.4 million does not include $21.0 million of net sales from private label chilled ready meals, which was acquired as part of the Daniels Group and is now classified as discontinued operations as further detailed below. The Company’s growth was driven by increased consumption in core categories and expanded distribution across various classes of trade in all key channels with strong contributions from its Earth’s Best®, Celestial Seasonings®, Imagine®, MaraNatha®, Garden of Eatin’®, Sensible Portions®, The Greek Gods®, and JASON® brands.

The Company earned a record $24.1 million of net income as compared to $16.8 million in the third quarter of the prior year and reported record earnings per diluted share of $0.52 as compared to $0.38 in the third quarter of the prior year. Record adjusted earnings per diluted share were $0.54 on record adjusted net income of $24.9 million in the fiscal 2012 third quarter as compared to $0.36 per share on adjusted net income of $16.2 million in the prior year third quarter. Adjusted net income and adjusted earnings per diluted share improved 53.6% and 50.0%, respectively, over the prior year third quarter. Adjusted net income and adjusted earnings per diluted share for the third quarter of fiscal year 2012 excludes $1.7 million after tax, or $0.04 per diluted share, related to acquisition fees, expenses and integration costs, which was partially offset by a decrease in unrecognized tax benefits of $0.8 million, or $0.02 per diluted share.

“As an innovation leader in the natural and organic industry, we introduced over 60 new products at the Natural Products Expo in March. The third quarter was also our first full quarter with the results of the Daniels Group, and I’m excited to see the focus on building our brands in the United Kingdom and integrating our existing business while we continue to take out costs. We also saw great distribution growth from our Europe’s Best® brand in Canada, which we owned for the full quarter,” concluded Irwin Simon.

The Company also announced today in a separate press release the acquisition of Cully & Sully, Limited in Ireland, a marketer and manufacturer of natural chilled soups, savory pies and hot pots under the Cully & Sully® brand with a range of approximately 20 products. Cully & Sully is expected to be neutral to earnings in fiscal year 2012 and accretive to earnings in fiscal year 2013.

Private Label Chilled Ready Meals

The Company announced its intention to sell the United Kingdom private label chilled ready meals operations, acquired as part of the Daniels Group in October 2011, which is now being reported as a discontinued operation. The sales attributable to this business are not included in the Company’s reported consolidated net sales for the three months ended March 31, 2012. Accounting rules require these sales to be included separately in a single item in “Income from discontinued operations, net of tax.” During the third quarter net sales of the discontinued operation were $21.0 million and operating income was $94,000. The business unit was not a category leader and produced only private label products. Several strategic parties have expressed an interest in acquiring the unit.

Fiscal Year 2012 Company Estimates

The Company raised its annual earnings guidance for fiscal year 2012 and adjusted its sales guidance to reflect the discontinued operations of private label chilled ready meals as follows:

▪	Total net sales of $1.40 billion to $1.41 billion
▪	Earnings of $1.76 to $1.80 per diluted share

Guidance is provided on a non-GAAP basis and therefore excludes acquisition and integration expenses that may be incurred, which the Company will identify when it reports its financial results. Historically, the Company’s sales and earnings have been strongest in its second and third quarters.

Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its third quarter fiscal year 2012 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, adjusted operating income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Consolidated Statements of Income with Adjustments” for the three months and nine months ended March 31, 2012 and 2011 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses and integration costs.   The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-, nine- and twelve-month periods ended March 31, 2012 and 2011, EBITDA and adjusted EBITDA were calculated as follows:

	Three months 3/31/12	Three months 3/31/11	Nine months 3/31/12	Nine months 3/31/11	Twelve months 3/31/12	Twelve months 3/31/11

Net income	$24,107	$16,772	$55,835	$42,134	$68,683	$48,825
Income taxes	12,397	11,076	31,142	28,601	39,849	31,523
Interest expense, net	4,197	3,382	11,115	10,179	14,226	12,503
Depreciation and amortization	7,779	5,948	22,371	17,661	28,834	22,371
Equity in earnings of non-consolidated affiliates	(28)	121	(847)	(495)	1,796	(541)
Stock based compensation	2,558	3,377	6,321	7,288	8,064	9,055

EBITDA	51,010	40,676	125,937	105,368	161,452	123,736
Acquisition related expenses and restructuring charges	549	(1,837)	7,501	963	7,534	5,888

Adjusted EBITDA	$51,559	$38,839	$133,438	$106,331	$168,986	$129,624

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the 12-month periods ended March 31, 2012 and 2011, operating free cash flow was calculated as follows:

	Twelve months 3/31/2012	Twelve months 3/31/2011
Cash flow provided by operating activities	$95,947	$72,870
Purchases of property, plant and equipment	(16,622)	(11,916)
Operating free cash flow	$79,325	$60,954

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share in fiscal year 2012, (ii) consumer demand for the Company’s products, (iii) the Company’s strategy for sustainable growth, (iv) the integration of the Daniels Group acquisition and growth in the United Kingdom, (v) the impact of the Cully & Sully acquisition on the Company’s earnings in fiscal years 2012 and 2013 and (vi) the sale of the Company's private label chilled ready meals operations in the United Kingdom. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2012 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2012 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom and the integration of the Daniels Group acquisition; the ability of the Company’s joint venture investments, including Hain Pure Protein Corporation, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; the effects on the Company’s results of operations from the impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2011. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Linda McCartney®, Daily Bread™, Lima®, Danival®, GG UniqueFiber®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Earth’s Best TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

THE HAIN CELESTIAL GROUP, INC.

Consolidated Balance Sheets

(In thousands)

	March 31,	June 30,
	2012	2011
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$41,164	$27,517
Trade receivables, net	192,871	143,348
Inventories	179,754	171,098
Deferred income taxes	14,014	13,993
Other current assets	19,653	15,110
Assets of business held for sale	30,452	-
Total current assets	477,908	371,066

Property, plant and equipment, net	147,350	110,423
Goodwill, net	682,256	568,374
Trademarks and other intangible assets, net	318,543	220,429
Investments and joint ventures	43,023	50,557
Other assets	14,170	12,655
Total assets	$1,683,250	$1,333,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$200,608	$167,078
Income taxes payable	5,060	2,974
Current portion of long-term debt	380	633
Liabilities of business held for sale	10,379	-
Total current liabilities	216,427	170,685

Deferred income taxes	81,651	52,915
Other noncurrent liabilities	12,286	13,661
Long-term debt, less current portion	430,358	229,540
Total liabilities	740,722	466,801

Stockholders' equity:
Common stock	459	451
Additional paid-in capital	607,832	582,972
Retained earnings	351,721	295,886
Treasury stock	(21,776)	(19,750)
Accumulated other comprehensive income	4,292	7,144
Total stockholders' equity	942,528	866,703

Total liabilities and stockholders' equity	$1,683,250	$1,333,504

THE HAIN CELESTIAL GROUP, INC.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net sales	$379,357	$288,386	$1,041,022	$838,225
Cost of sales	275,028	205,822	752,640	600,167
Gross profit	104,329	82,564	288,382	238,058

Selling, general and administrative expenses	63,183	53,664	182,765	158,814
Acquisition related expenses including integration and restructuring charges	549	(1,920)	7,501	169

Operating income	40,597	30,820	98,116	79,075

Interest expense and other expenses	4,172	2,851	12,273	8,835
Income before income taxes and equity in earnings of equity-method investees	36,425	27,969	85,843	70,240
Income tax provision	12,384	11,076	31,063	28,601
After-tax (income) loss of equity-method investees	(28)	121	(847)	(495)

Income from continuing operations	24,069	16,772	55,627	42,134
Income from discontinued operations, net of tax	38	-	208	-

Net income	$24,107	$16,772	$55,835	$42,134

Basic net income per share:
From continuing operations	$0.54	$0.39	$1.26	$0.98
From discontinued operations	-	-	-	-
Net income per share - basic	$0.54	$0.39	$1.26	$0.98

Diluted net income per share:
From continuing operations	$0.52	$0.38	$1.22	$0.95
From discontinued operations	-	-	-	-
Net income per share - diluted	$0.52	$0.38	$1.22	$0.95

Weighted average common shares outstanding:
Basic	44,506	43,202	44,198	42,985
Diluted	45,989	44,711	45,666	44,321

THE HAIN CELESTIAL GROUP, INC.

Consolidated Statements of Income With Adjustments

Reconciliation of GAAP Results to Non-GAAP Presentation

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Net sales	$379,357	-	$379,357	$288,386
Cost of Sales	275,028	-	275,028	205,739
Gross profit	104,329	-	104,329	82,647

Selling, general and administrative expenses	63,183	-	63,183	53,664
Acquisition related expenses including integration and restructuring charges	549	(549)	-	-

Operating income	40,597	549	41,146	28,983

Interest and other expenses, net	4,172	(212)	3,960	2,382
Income before income taxes and equity in earnings of equity-method investees	36,425	761	37,186	26,601
Income tax provision	12,384	(112)	12,272	10,307
After-tax (income) loss of equity-method investees	(28)	-	(28)	51
Income from continuing operations	24,069	873	24,942	16,243
Income from discontinued operations, net of tax	38	(38)	-	-
Net income	$24,107	$835	$24,942	$16,243

Basic net income per share	$0.54	$0.02	$0.56	$0.38

Diluted net income per share	$0.52	$0.02	$0.54	$0.36

Weighted average common shares outstanding:
Basic	44,506		44,506	43,202
Diluted	45,989		45,989	44,711

	FY 2012		FY 2011
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related integration costs	-	-	$83	-

Cost of sales	-	-	83	-

Acquisition related fees and expenses and restructuring charges	$524	$183	1,690	$586

Contingent consideration (income)	-	-	(4,130)	(1,531)

Severance and other reorganization costs	25	7	520	10

Acquisition related expenses and restructuring charges	549	190	(1,920)	(935)

Accretion on acquisition related contingent consideration	212	56	469	166

Interest and other expenses, net	212	56	469	166

Net (income) loss from HPP discontinued operation	-	-	70	-

After-tax (income) loss of equity-method investees	-	-	70	-

Decrease in unrecognized tax benefits	-	820	-	-
Nondeductible acquisition related transaction expenses		(1,178)
Income tax provision	-	(358)	-	-

Income from discontinued operations	(38)	-	-	-

Total adjustments	$723	$(112)	$(1,298)	$(769)

THE HAIN CELESTIAL GROUP, INC.

Consolidated Statements of Income With Adjustments

Reconciliation of GAAP Results to Non-GAAP Presentation

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Net sales	$1,041,022	-	$1,041,022	$838,225
Cost of Sales	752,640	-	752,640	599,373
Gross profit	288,382	-	288,382	238,852

Selling, general and administrative expenses	182,765	-	182,765	158,814
Acquisition related expenses including integration and restructuring charges	7,501	(7,501)	-	-

Operating income	98,116	7,501	105,617	80,038

Interest and other expenses, net	12,273	(672)	11,601	7,461
Income before income taxes and equity in earnings of equity-method investees	85,843	8,173	94,016	72,577
Income tax provision	31,063	2,456	33,519	28,851
After-tax (income) loss of equity-method investees	(847)	77	(770)	(817)
Income from continuing operations	55,627	5,640	61,267	44,543
Income from discontinued operations, net of tax	208	(208)	-	-
Net income	$55,835	$5,432	$61,267	$44,543

Basic net income per share	$1.26	$0.12	$1.39	$1.04

Diluted net income per share	$1.22	$0.12	$1.34	$1.01

Weighted average common shares outstanding:
Basic	44,198		44,198	42,985
Diluted	45,666		45,666	44,321

	FY 2012		FY 2011
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related integration costs	-	-	$794	$69

Cost of sales	-	-	794	69

Acquisition related fees and expenses and restructuring charges	$5,995	$2,202	3,024	1,039

Contingent consideration (income)	900	338	(3,687)	(1,364)

Severance and other reorganization costs	606	103	832	21

Acquisition related expenses and restructuring charges	7,501	2,643	169	(304)

Accretion on acquisition related contingent consideration	672	171	1,374	485

Interest and other expenses, net	672	171	1,374	485

Net (income) loss from HPP discontinued operation	(77)	-	322	-

After-tax (income) loss of equity-method investees	(77)	-	322	-

Decrease in unrecognized tax benefits	-	820	-	-
Nondeductible acquisition related transaction expenses	-	(1,178)	-	-
Income tax provision	-	(358)	-	-

Income from discontinued operations	(208)	-	-	-

Total adjustments	$7,888	$2,456	$2,659	$250